                                                                      Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                Three Months Ended                 Nine Months Ended
                                                                   September 30                       September 30
                                                          -------------------------------   --------------------------------
                                                               1998            1997              1998             1997
                                                          --------------- ---------------   ---------------  ---------------
 Weighted average common
      shares outstanding                              A        2,320,861       2,320,861         2,320,861        2,320,861
 Weighted average dilutive
      warrants outstanding
Weighted average common
                                                         --------------- ---------------   ---------------  ----------------
      and dilutive shares outstanding                 B        2,320,861       2,320,861         2,320,861        2,320,861
                                                          =============== ===============   ===============  ===============

 Net income (loss) applicable to common stock         C   $   (1,828,000) $   (5,216,000)   $   (2,717,000)  $   (4,817,000)
                                                          =============== ===============   ===============  ===============

 Basic earnings (loss) per share                     C/A  $        (0.79) $        (2.25)   $        (1.17)  $        (2.08)
                                                          =============== ===============   ===============  ===============

 Diluted earnings (loss) per share                   C/B  $        (0.79) $        (2.25)   $        (1.17)  $        (2.08)
                                                          =============== ===============   ===============  ===============